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                                                                   EXHIBIT 10.10


                                    AMENDMENT


        THIS AMENDMENT ("Amendment") is entered into this September 7, 2001, between JMAR Technologies, Inc. (the "Company") and Dr. John S. Martinez ("Employee").


                                   WITNESSETH


        WHEREAS, the Company and Employee are parties to that certain Amended and Restated Employment Agreement ("Agreement") dated May 1, 1996; and

        WHEREAS, the Company believes it is in the Company's best interests to modify certain terms of the Agreement to acknowledge events that have occurred since its execution and to adjust certain termination provisions;

        NOW, THEREFORE, the parties hereby agree as follows:

        1. All references to "JMAR Industries, Inc." in the Agreement shall mean "JMAR Technologies, Inc."

        2. The last sentence of Section 1 is deleted in its entirety and the following is substituted in place thereof:

               "In the event that the Company delivers notice of its intention not to so renew, the delivery of such notice shall result in the conversion of Employee's status as provided in Section 5.5."

        3. Section 5.5 of the Agreement is deleted in its entirety and the following is substituted in place thereof:

               "5.5 If the Company: 1) delivers notice of its intention not to renew this Agreement pursuant to Section 1 hereof, or 2) discontinues Employee's status as Chairman of the Board or Chief Executive Officer, or both (other than pursuant to Section 5.2), then the Employee shall continue as an employee of the Company for a term of three years and shall receive compensation for such employment at the highest total compensation rate (including bonuses and other incentive payments, director fees and similar compensation) paid to Employee during any prior

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           consecutive 12 month period of his employment at Company. The Company shall also continue in force and maintain all insurance policies in which Employee participates at the time of such termination for such three year term."

        4. All other provisions of the Agreement remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.


                                        JMAR TECHNOLOGIES, INC.

                                        By: /s/ JOSEPH G. MARTINEZ
                                            Joseph G. Martinez, Vice President &
                                            General Counsel
                                                                       "Company"


                                            /s/ JOHN S. MARTINEZ
                                            John S. Martinez, Ph.D.
                                                                      "Employee"